Exhibit 99.1

AVX Corporation Announces Preliminary Second Quarter Results

FOUNTAIN INN, S.C. – October 28, 2019 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2019.

Chief Executive Officer and President, John Sarvis, stated, “We completed the second quarter of our fiscal year with net sales of $377.3 million, down 6.1% compared to the previous quarter and down 17.3% from the same quarter last year reflecting extended inventory levels in the supply chain for commodity products and a weaker global market for electronic components. Our global distribution channel activity declined again this quarter as inventories remained extended. Overall orders in the industry also declined again this quarter, reflecting the higher channel inventories and weaker global demand. Our gross profit of $79.5 million, or 21.1%, reflects solid operating performance in tighter market conditions. The economic environment remains suppressed, and uncertainties with respect to international relations and trade regulations continue to put pressure on the global economy. However, we continue to be optimistic that the evolution of new electronic devices and content will create strong demand for our components and interconnect, sensing and control devices and provide growth opportunities in the long-term.”

For the three and six month periods ended September 30, 2019, net sales were $377.3 million and $779.1 million, respectively, compared to $456.3 million and $910.4 million, respectively, for the same period last year. The decrease in net sales for the three and six month periods ended September 30, 2019 are reflective of a weaker electronic commodities market and extended inventory levels in the distribution channel.

Operating profit for the quarter ended September 30, 2019 was $37.4 million compared to $85.6 million for the same period last year. Operating profit for the six month period ended September 30, 2019 was $96.2 million compared to $153.7 million for the same period last year.

Net income for the quarter ended September 30, 2019 was $33.5 million, or $0.20 per diluted share, compared to net income for the quarter ended September 30, 2018 of $72.1 million, or $0.43 per diluted share.

Net income for the six month period ended September 30, 2019 was $88.1 million, or $0.52 per diluted share, compared to net income of $128 million, or $0.76 per diluted share, for the six month period ended September 30, 2018.

Chief Financial Officer, Michael Hufnagel, stated, “Our financial position remains strong with cash, cash equivalents and short-term investments in securities of approximately $744.5 million and no debt as of September 30, 2019. Our financial position allows flexibility for investments in acquisitions, materials, equipment and people to support the long-term growth of the Company. We continued to use our resources to provide value to our stockholders during the quarter by paying $19.4 million in dividends to stockholders.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
Net sales	$456,328	$377,286	$910,444	$779,055
Cost of sales	329,852	297,747	675,635	598,871
Gross profit	126,476	79,539	234,809	180,184
Selling, general & admin. expense	40,839	42,093	81,154	84,025
Profit from operations	85,637	37,446	153,655	96,159
Other income, net	3,295	3,626	6,047	8,122
Income before income taxes	88,932	41,072	159,702	104,281
Provision for taxes	16,863	7,616	31,670	16,148
Net income	$72,069	$33,456	$128,032	$88,133

Basic income per share	$0.43	$0.20	$0.76	$0.52
Diluted income per share	$0.43	$0.20	$0.76	$0.52

Weighted average common shares outstanding:
Basic	168,749	169,090	168,621	169,056
Diluted	169,472	169,376	169,217	169,409

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	September 30,
	2019	2019
Assets
Cash and cash equivalents	$378,456	$396,827
Short-term investments in securities	434,754	347,648
Accounts receivable, net	257,491	235,937
Inventories	631,688	680,099
Other current assets	81,338	84,165
Total current assets	1,783,727	1,744,676
Property, plant and equipment, net	455,757	488,689
Goodwill and other intangibles	435,619	439,428
Other assets	138,175	174,867

TOTAL ASSETS	$2,813,278	$2,847,660

Liabilities and Stockholders' Equity
Accounts payable	$96,631	$83,828
Income taxes payable and accrued expenses	216,554	218,044
Total current liabilities	313,185	301,872
Other liabilities	115,913	123,435

TOTAL LIABILITIES	429,098	425,307

TOTAL STOCKHOLDERS' EQUITY	2,384,180	2,422,353

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,813,278	$2,847,660

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2020, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2019. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com